Exhibit 10.12

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

TENANCY AGREEMENT

The Tenant: Medika Natura Sdn Bhd ([***])

Address: [***]

The Landlord: KIT WEI YEN

Premises: 44A&B (1ST&2ND floor), Jalan Bola Tampar 13/14, Seksyen 13,40100 Shah Alam Selangor.

TENANCY AGREEMENT

This Agreement is made on the 1 May 2025 between

Medika Natura Sdn Bhd ([***])

[***]

Hereinafter called “the tenant”, and

KIT WEI YEN [***]

[***]

Hereinafter called “the landlord”, in connection with property at:

44A&B (1ST&2ND floor), Jalan Bola Tampar 13/14, Seksyen 13,40100 Shah Alam Selangor.

which is hereafter called “the premises.”

The Landlord has agreed to let, and the Tenant has agreed to rent the premises under the following terms and conditions: -

1)	The Landlord shall let and the Tenant shall take the tenancy of the premises:- For a period of 2 year(s) with 2 year(s) renewal option commencing from 1 May 2025 till 30 April 2027 at the monthly rental of RM3,600.00 to be paid in advance, the first of such payment to be made on 1 May 2025 and thereafter on the 1s day of each month, subject to the terms and conditions stated below.

2)	The Tenant agrees to comply with the following.:

a)	To pay Landlord upon execution of this Tenancy a deposit of the sum of RM7,200.00 or as detailed in Schedule A of this Agreement, for the duration of the tenancy as a security for the due observance and performance by the tenant of the terms and conditions of this tenancy. This deposit shall not be considered as advance payment of rent and shall be refunded to the tenant, after deductions gf any sum due to the Landlord, at the end of the Tenancy.

b)	To pay the rent in cash/cheque as agreed on the 15th day of each calendar month.

c)	To pay the Landlord a utility deposit of RM NIL for the water and electricity.

d)	Upon expiry of this Tenancy Agreement, the Tenant has the option to renew this Tenancy Agreement for another 2 years, as from the 1 May 2027 till 30 April 2029 at the rental to be based on the prevailing market value or not more than 10% of the current rental value.

e)	The Tenant have to pay all charges for the supply and consumption of electricity and water and the maintenance of sewerage for the Said Premises including the sewerage bill (Bill Pembentungan) that may be imposed by Indah Water Konsortium (IWK) in respect of the Said Premises AND the use of the telephone if any, installed in the Said Premises and to keep The Landlord indemnified against the same AND to submit photocopies of receipts of the said bills to The Landlord on quarterly basis or upon the request of The Landlord. If the utilities or any part thereof shall be unpaid for Thirty (30) calendar days after becoming payable, (whether formally demanded or not), the Landlord shall be entitled to suspense, terminate, and change the registered account holder name to avoid accumulation of unpaid utilities bills.

f)	Not to assign sublet or part with possession of the Said Premises or any part thereof without the prior consent in writing of The Landlord. Failure to do so will permit The Landlord to terminate this agreement by providing two months’ notice to The Tenant and unless the same is remedied within one (1) month, The Landlord shall be entitled upon the expiry of the 2 months period to terminate this tenancy and to forfeit the Two (2) months security deposit.

g)	To permit The Landlord and/or its agents with or without workmen at all reasonable hours with the consent and agreement of Tenant in the daytime after the Landlord shall have given the Tenant 48 hours’ notice thereof to enter and examine the conditions of the Said Land and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs for any defect/ damage caused by the Tenant occupation of the said land need to be done for which the Tenant is liable and requires the Tenant to execute the same and if the Tenant shall not within fourteen (14) days after the service of such notice proceed diligently with the execution of such repairs then to permit the Landlord to enter upon the Said Premises and execute such repairs and the costs thereof shall be a debt due from the Tenant to the Landlord.

h)	To permit the intended tenants and others with written authority from The Landlord or its agents or servants at all reasonable times of the day with prior reasonable notice and at such times as agreeable to The Tenant to enter and view The Premises within three months prior the expiry or earlier determination of this agreement provided that The Landlord shall ensures that minimum inconvenience is caused to The Tenant during such visits.

i)	To keep the interior of the premises, inclusive of all sanitary, electrical, and water fittings and apparatus provided in good working condition. Not to remove any partition, lighting and fittings installed in the premises at the end of the tenancy.

j)	To permit the Landlord and his representatives at all reasonable times to enter the premises to examine the state and condition of the building and all internal fittings and apparatus

k)	To use the premises as a healthcare products business purpose only and to comply with all requirements as stipulated by the relevant authorities. Not to make any alterations or additions to the Premises without written consent of the Landlord.

l)	Not to do or permit to be done anything whereby the policies of insurance on the premises against damage by fire are violated in the event that the Tenants acts in a manner which violates the conditions of the fire insurance taken out, the Landlord shall be reimbursed for the full sum for any expenses incurred and for the increase in the fire insurance premium.

m)	Not to do or permit to be done on the premises anything which will or may infringe any of the laws, by-laws, or regulations made by the Government, the local authority, or any other competent authority affecting the demised Premises.

n)	To make good or repair any part illegal or neither contraband goods in the Premises nor any goods which may cause damage or danger to the demised Premises.

o)	To make good or repair any part of the Premises and installed fittings which may be damaged, broken, lost, or destroyed by the negligence of the Tenant, his servants, or agents at any time during the tenancy within fourteen (14) days of notice served by the Landlord. The Landlord reserves the right to perform repairs to all damages due to the tenant, his servants, and agents and charge the full cost to the Tenant is such works are not undertaken by the Tenant after notice is served.

p)	To yield vacant possession of the Premises in good condition at the end of the tenancy.

3)	The Landlord agrees to observe the following:

a)	To pay all quit rent, rates, taxes assessments, service charge and other outgoings which are not may hereafter be charged or imposed upon the Premises and payable by the Landlord.

b)	To insure and keep insured the Premises from damage by fire up to the full insurable value and to pay all premium(s) necessary for that purpose.

c)	To maintain and keep the main structure walls, floors, roofs and drains of the demised Premises in good and tenantable repair and condition throughout the duration of the tenancy.

d)	The Tenant paying the rent and observing the stipulations agreed to, shall during the tenancy quietly enjoy the demised Premises without interruption by the Landlord or bis representatives.

4)	Provided always and it is expressly agreed between the parties hereto as follows: (a) If the said rent or any part thereof shall be unpaid for TEN days after becoming payable (whether legally demanded or not), or if the Tenant shall omit to perform any stipulation in this Agreement, the Landlord shall have the right to terminate the Tenancy at any instant giving notice of termination in writing.

a)	In case the Premises or any part of it shall at any time during the Tenancy period is destroyed or damaged by fire so as to be unfit for occupation or use for a period greater than one (1) calendar month, the rent reserved or a fair proportion of it according to the nature and extent of the damage sustained shall (after the expiration of such one month) be suspended until the Premises shall again be rendered fit for occupation and use, and in case of any differences in this proviso, the same shall be referred to arbitration.

b)	The Tenant shall have the right to terminate this Tenancy Agreement prior to its expiry by providing the Landlord with three (3) months’ advance written notice. Upon such termination, and subject to the Tenant having settled all outstanding payments, the full rental and utility deposits shall be refunded to the Tenant without deduction.

c)	Service upon either party of any notice or document hereunder may be affected in the case of the Landlord by forwarding it to him by registered post or by personal delivery, and in the case of the Tenant, by registered post addressed to or leaving it his usual or last known address in the States of Malaysia.

d)	It is understood that the terms “Landlord” and “Tenant” refer also to their respective successors.

e)	At the end of the Tenancy period defined by the Agreement if the Tenant wishes to renew his Tenancy for another defined period, he shall give the Landlord three (3) months advance notice in writing.

f)	All cost and expenses of the incidental to the preparation and execution of this Agreement including stamp duty shall be borne by the Tenant.

g)	“Written Notice” hereby means any notice or other communication required or permitted to be given in writing under this Agreement, which may be delivered by hand, sent by mail, courier, electronic mail (E-Mail), or by text message (including SMS, WhatsApp, or other mutually agreed-upon messaging applications) to the designated address, email address, or telephone number of the relevant Party as set forth in this Agreement or as subsequently designated by written notice.

*********************************************

The above terms and conditions, are herewith agreed to by the undersigned Landlord and Tenant:

SCHEDULE A: Tenancy Particulars

No	Item	Details
1	Date of this Agreement	1 MAY 2025

2	Name and Description of the Tenant	Medika Natura Sdn Bhd ([***]) [***]

3	Name and Description of the Property	44A&B (1st & 2nd Floor), Jalan Bola Tampar 13/14, Seksyen 13, 40100 Shah Alam, Selangor

	Contact H/p	[***]

4	Terms and Duration of the Tenancy	Term: 2 Years With an option to renew the tenancy for a further period of two (2) years. a) Commencement Date: 1 MAY 2025 b) Expiry Date: 30 APRIL 2027 (midnight)

5	Monthly Rental	RM 3,600.00 per month

6	Rental Deposit	The Landlord acknowledges receipt of RM6,300 (Ringgit Malaysia Six Thousand Three Hundred only) as deposit paid by the Tenant to the previous landlord. This amount shall be treated as part of the total rental deposit equivalent to two (2) months’ rent, amounting to RM7,200 (Ringgit Malaysia Seven Thousand Two Hundred only), under this Tenancy Agreement. The Tenant agrees to pay the balance of RM900 (Ringgit Malaysia Nine Hundred only).

7	Utility Deposit	NIL

8	Rental to Be Paid	1st day of every month, 7 days on or before this date.

9	Pay to	KIT WEI YEN [***]

10	Permitted Usage / Purpose of Property	Healthcare products

12	Toilet & Kitchen	Lighting, Doors, Basin, Toilet bowl

Signed on behalf of Medika Natura by

/s/ Abdul Razak Bin Mohd Isa	[***]
Medika Natura Sdn Bhd ([***])
[***]
PIC Name: Abdul Razak Bin Mohd Isa
I/c. No: [***]
Tel: [***]

Signed by the Owner:

/s/ KIT WEI YEN
Name: KIT WEI YEN
NRIC/Co. No.: [***]

Witness by:	[***]

Name:	[***]
NRIC:	[***]